                          American Century Investments
                                4500 Main Street
                        Kansas City, Missouri 64141-6200

February 27, 2004

American Century Mutual Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to American Century Mutual Funds, Inc., a Maryland corporation (the "Company"), in connection with Post-Effective Amendment No. 104
(the "PEA") to the Company's Registration Statement on Form N-1A (File Nos.
2-14213, 811-0816), relating to the public offering from time to time of any or all of the Company's Eleven Billion One Hundred Million (11,100,000,000)
authorized shares of common stock, par value One Cent ($0.01) per share (the
"Shares"), that have been classified and designated as indicated on Schedule A to this letter.

     In connection with rendering the opinions set forth below, I have examined the PEA; the Company's Articles of Incorporation, Articles Supplementary and
Bylaws, as reflected in the Company's corporate records; resolutions of the
Board of Directors of the Company relating to the authorization and issuance of the Shares; and such other documents as I deemed relevant. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of documents purporting to be originals and the conformity to originals of any copies of documents. I have not independently established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri. The opinions expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws (other than the conflict of law rules)
of the State of Maryland that in my experience are normally applicable to the issuance of shares by registered investment companies organized as corporations under the law of that state and to the Securities Act of 1933, as amended (the
"1933 Act"), the Investment Company Act of 1940, as amended (the "1940 Act"), and the regulations of the Securities and Exchange Commission (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the foregoing and the qualifications set forth below, it is my opinion that:

         1. The issuance of the Shares has been duly authorized by the Company.

American Century Mutual Funds, Inc.
February 27, 2004

     2. When issued and paid for upon the terms provided in the PEA, subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities, and assuming the continued valid existence of the Company under the laws of the State of Maryland, the Shares will be validly issued, fully paid and non-assessable.

     For the record, it should be stated that I am an officer and employee of
American Century Services Corporation, an affiliated corporation of American
Century Investment Management, Inc., the Company's investment advisor.

     I hereby consent to the use of this opinion as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the
1933 Act or the rules and regulations of the SEC thereunder. The opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                 Very truly yours,

                                 /s/ Charles A. Etherington
                                 ----------------------------------
                                 Charles A. Etherington
                                 Senior Vice President and
                                 Associate General Counsel

CAE/dnh

                                   SCHEDULE A

Series Name                            Class Name              No. of Shares
-----------                            ----------              -------------

Growth Fund                            Investor                  800,000,000
                                       Institutional             100,000,000
                                       Service                             0
                                       Advisor                   210,000,000
                                       R                          50,000,000
                                       C                         100,000,000

Select Fund                            Investor                  360,000,000
                                       Institutional              40,000,000
                                       Service                             0
                                       Advisor                   100,000,000
                                       A                          25,000,000
                                       B                          25,000,000
                                       C                          25,000,000
                                       C II                       25,000,000

Ultra Fund                             Investor                3,500,000,000
                                       Institutional             200,000,000
                                       Service                             0
                                       Advisor                   300,000,000
                                       R                          50,000,000
                                       C                         100,000,000

Vista Fund                             Investor                  800,000,000
                                       Institutional              80,000,000
                                       Service                             0
                                       Advisor                   210,000,000
                                       C                         100,000,000

Heritage Fund                          Investor                  400,000,000
                                       Institutional              40,000,000
                                       Service                             0
                                       Advisor                   100,000,000
                                       C                         100,000,000

Giftrust Fund                          Investor                  200,000,000

Balanced Fund                          Investor                  150,000,000
                                       Institutional              15,000,000
                                       Service                             0
                                       Advisor                    50,000,000

New Opportunities Fund                 Investor                  300,000,000

Tax-Managed Value Fund                 Investor                  150,000,000
                                       Institutional              15,000,000
                                       Advisor                    50,000,000

Veedot Fund                            Investor                  200,000,000
                                       Institutional              50,000,000
                                       Advisor                    50,000,000

Veedot Large-Cap Fund                  Investor                  200,000,000
                                       Institutional              50,000,000
                                       Advisor                    50,000,000

New Opportunities II Fund              Investor                  250,000,000
                                       Institutional              50,000,000
                                       A                          25,000,000
                                       B                          25,000,000
                                       C                          25,000,000
                                       C II                       25,000,000

Capital Growth Fund                    A                         100,000,000
                                       B                         100,000,000
                                       C                         100,000,000